EXHIBIT 10.2

REAFFIRMATION AGREEMENT, dated as of November 28, 2011 (this “Reaffirmation Agreement”) by and among BANK OF AMERICA, N.A., in its capacity as Administrative Agent, Swing Line Lender and L/C Issuer under the Credit Agreement referred to below (in such capacities, the “Administrative Agent”), GENTIVA HEALTH SERVICES, INC., a Delaware corporation (the “Borrower”) and those Guarantors under the Credit Agreement that are party hereto and listed on Schedule I hereto (collectively, the “Reaffirming Subsidiaries” and, together with the Borrower, the “Reaffirming Parties”).

WHEREAS, reference is made to that certain credit agreement dated as of August 17, 2010 and as amended on March 9, 2011 (as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have their respective meanings set forth therein and in Amendment No. 2 (as defined below), as applicable) among the Borrower, the Lenders party thereto from time to time and the Administrative Agent.

WHEREAS, reference is made to that certain amendment to the Credit Agreement, dated as of November 28, 2011 (“Amendment No. 2”) among the Borrower, the lenders party thereto and the Administrative Agent.

WHEREAS, pursuant to the Collateral Documents and the Guaranty, and in accordance with the terms thereof, the Reaffirming Parties, among others, have secured and guaranteed the Obligations; and

WHEREAS, the Borrower, certain Revolving Credit Lenders, certain Term Lenders and the Administrative Agent have entered into Amendment No. 2;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Each Reaffirming Party hereby acknowledges its receipt of a copy of Amendment No. 2 and its review of the terms and conditions thereof and consents to the terms and conditions of Amendment No. 2 and the transactions contemplated thereby.  Each Reaffirming Party hereby (a) affirms and confirms its guarantees, pledges, grants of Liens, covenants, agreements and other commitments under the Loan Documents to which it is a party and (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants of Liens, covenants, agreements and other commitments under the Loan Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties and shall not be affected, impaired or discharged hereby or by the transactions contemplated in Amendment No. 2.

2. The representations and warranties of each Reaffirming Subsidiary set forth in the Loan Documents to which it is a party are, after giving effect to Amendment No. 2 on such date, true and correct in all material respects on and as of the Amendment No. 2 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all materials respects as of such earlier date.

3. After giving effect to Amendment No. 2, neither the modification of the Credit Agreement effected pursuant to Amendment No. 2 nor the execution, delivery, performance or effectiveness of Amendment No. 2 (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

4. This Reaffirmation Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

5. This Reaffirmation Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The provisions of Sections 10.14 and 10.15 of the Credit Agreement and Sections 24 and 25 of the Guaranty shall apply to this Reaffirmation Agreement to the same extent as if fully set forth herein.

6. This Reaffirmation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of any executed counterpart of a signature page of this Reaffirmation Agreement by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof.

 [Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Reaffirmation Agreement as of the day and year first above written:

GENTIVA HEALTH SERVICES, INC.

By:	/s/ Eric Slusser
	Name:	Eric Slusser
	Title:	Executive Vice President and Chief Financial Officer

EACH SUBSIDIARY GUARANTOR NAMED ON SCHEDULE 1 HERETO

By:	/s/ Eric Slusser
	Name:	Eric Slusser
	Title:	Executive Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as the Administrative Agent

By:	/s/ Zubin R. Shroff
	Name:	Zubin R. Shroff
	Title:	Director

SCHEDULE I

SUBSIDIARY GUARANTORS

Access Home Health of Florida, Inc.
Capital CareResources of South Carolina, Inc.
Capital CareResources, Inc.
Capital Health Management Group, Inc.
CareNation, Inc.
Chattahoochee Valley Home Care Services, Inc.
Chattahoochee Valley Home Health, Inc.
CHMG Acquisition Corp.
CHMG of Atlanta, Inc.
CHMG of Griffin, Inc.
Eastern Carolina Home Health Agency, Inc.
Family Hospice, Ltd.
FHI GP, Inc.
FHI Health Systems, Inc.
FHI LP, Inc.
FHI Management, Ltd.
Gentiva Certified Healthcare Corp.
Gentiva Health Services (Certified), Inc.
Gentiva Health Services (USA) Inc.
Gentiva Health Services Holding Corp.
Gentiva Rehab Without Walls, LLC
Gentiva Services of New York, Inc.
Gilbert's Home Health Agency, Inc.
Gilbert's Hospice Care of Mississippi, LLC
Gilbert's Hospice Care, LLC
Healthfield Home Health, Inc.
Healthfield Hospice Services, Inc.
Healthfield of Southwest Georgia, Inc.
Healthfield of Statesboro, Inc.
Healthfield of Tennessee, Inc.
Healthfield Operating Group, Inc.
Healthfield, Inc.
Home Health Care Affiliates of Central Mississippi, LLC
Home Health Care Affiliates of Mississippi, Inc.
Home Health Care Affiliates, Inc.
Home Health Care of Carteret County, Inc.
Horizon Health Network LLC
Mid-South Home Care Services, Inc.
Mid-South Home Care Services, LLC
Mid-South Home Health Agency, Inc.
Mid-South Home Health Agency, LLC

Mid-South Home Health of Gadsden, Inc.
New York Healthcare Services, Inc.
Odyssey Healthcare Austin, LLC
Odyssey Healthcare Detroit, LLC
Odyssey Healthcare Fort Worth, LLC
Odyssey HealthCare GP, LLC
Odyssey HealthCare Holding Company
Odyssey HealthCare LP, LLC
Odyssey HealthCare Management, LP
Odyssey HealthCare of Augusta, LLC
Odyssey HealthCare of Collier County, Inc.
Odyssey Healthcare of Flint, LLC
Odyssey HealthCare of Hillsborough County, Inc.
Odyssey HealthCare of Manatee County, Inc.
Odyssey HealthCare of Marion County, Inc.
Odyssey HealthCare of Northwest Florida, Inc.
Odyssey Healthcare of Pinellas County, Inc.
Odyssey Healthcare of St. Louis, LLC
Odyssey HealthCare Operating A, LP
Odyssey HealthCare Operating B, LP
Odyssey Healthcare, Inc.
OHS Service Corp.
PHHC Acquisition Corp.
QC-Medi New York, Inc.
Quality Care-USA, Inc.
Quality Managed Care, Inc.
Tar Heel Health Care Services, Inc.
Tar Heel Staffing, Inc.
The Healthfield Group, Inc.
Total Care Home Health of Louisburg, Inc.
Total Care Home Health of North Carolina, Inc.
Total Care Home Health of South Carolina, Inc.
Total Care Services, Inc.
Van Winkle Home Health Care, Inc.
Vista Hospice Care, Inc.
VistaCare of Boston, LLC
VistaCare USA, Inc.
VistaCare, Inc.
Wiregrass Hospice Care, Inc.
Wiregrass Hospice LLC
Wiregrass Hospice of South Carolina, LLC